FOR IMMEDIATE RELEASE

CONTACT: James River Coal Company
Samuel M. Hopkins II
Vice President and Chief Accounting Officer
(804) 780-3000

JAMES RIVER COAL COMPANY ANNOUNCES NASDAQ NATIONAL
MARKET LISTING, APPOINTMENT OF CHIEF OPERATING OFFICER, AND
TONNAGE GUIDANCE FOR 2005

Richmond, VA, January 25, 2005 - James River Coal Company (OTC: JRCC), a producer of steam-and industrial-grade coal, announced today that the company’s common stock will begin trading on the NASDAQ National Market on Tuesday January 25, 2005. The stock will trade under the ticker symbol JRCC.

Peter T. Socha, President and Chief Executive Officer of James River commented: “This is a very significant step for our company. This fulfills a commitment that we made to our shareholders last May. It will also give us more flexibility in the future growth of our company."

James River also announced that C.K. Lane has been appointed Senior Vice President and Chief Operating Officer. Mr. Lane previously served as Senior Vice President of Operations of International Coal Group and its predecessor companies since 1993. His prior experience includes positions with Bluegrass Coal Development, Old Ben Coal, and Massey Energy.

Mr. Socha continued: “C.K. is a tremendous addition to our management team. He has more than 20 years of experience managing existing operations and developing new mine properties. His experience includes both surface and underground operations in multiple coal basins. He has earned a great deal of respect from his colleagues and his competitors. I look forward to working together with C.K. to grow and develop James River Coal Company in the future.”

The company also announced that coal shipments during 2005 are currently expected to be between 9.1 and 9.5 million tons. This consists of company production of 8.2 to 8.5 million tons, coal from contract mining sources of 800,000 to 850,000 tons, and coal from purchased sources of 100,000 to 150,000 tons. As of December 31, 2004, the company had contractual commitments to ship 8.5 million tons of coal during calendar year 2005 at a fixed and known average sales price of $41.33 per ton.  Also as of December 31, 2004, the Company has contracts to sell 4.7 million tons at a fixed and known average sales price of $40.21 per ton during 2006, and contracts to sell 1.6 million tons at a fixed and known average sales price of $38.37 per ton during 2007.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility customers; the loss of one or more of our largest customers; failure to exploit additional coal reserves; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; lack of availability of financing sources; the effects of regulation and competition, and the risk factors detailed in our registration statement filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Additional information concerning these and other factors can be found in James River Coal Company’s public filings with the Securities and Exchange Commission.